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                                  EXHIBIT 12(a)

                         THE CHASE MANHATTAN CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (IN MILLIONS, EXCEPT RATIOS)

                                                                                     Nine Months Ended
                                                                                     September 30, 1999

EXCLUDING INTEREST ON DEPOSITS

Income before income taxes                                                               $        5,790
                                                                                         --------------
Fixed charges:
        Interest expense                                                                          3,571
        One third of rents, net of income from subleases (a)                                        106
                                                                                         --------------
Total fixed charges                                                                               3,677
                                                                                         --------------

Less:  Equity in undistributed income of affiliates                                                 (66)
                                                                                         --------------

Earnings before taxes and fixed charges, excluding capitalized interest                  $        9,401
                                                                                         ==============

Fixed charges, as above                                                                  $        3,677
                                                                                         ==============

Ratio of earnings to fixed charges                                                                 2.56
                                                                                         ==============

INCLUDING INTEREST ON DEPOSITS

Fixed charges, as above                                                                  $        3,677

Add:  Interest on deposits                                                                        4,806
                                                                                         --------------

Total fixed charges and interest on deposits                                             $        8,483
                                                                                         ==============

Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                              $        9,401

Add:  Interest on deposits                                                                        4,806
                                                                                         --------------

Total earnings before taxes, fixed charges, and interest on deposits                     $       14,207
                                                                                         ==============


fpRatio of earnings to fixed charges                                                                 1.67
                                                                                         ==============



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(a)     The proportion deemed representative of the interest factor.




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